Exhibit 23

Consent of Keiter, Stephens, Hurst, Gary & Shreaves, P.C.

Independent Registered Public Accounting Firm

We hereby consent to the inclusion of our report dated May 25, 2004 on the financial statements of the Cadmus Thrift Savings Plan as of December 31, 2003 and 2002 and for the year ended December 31, 2003, in this Form 11-K. We also consent to the incorporation by reference into Cadmus Communications Corporation’s Registration Statement on Form S-8 (No. 033-56653) of our report dated May 25, 2004.

Keiter, Stephens, Hurst, Gary & Shreaves, P.C.

Richmond, Virginia

June 17, 2004